Exhibit 99.1
Contact:
Express-1 Expedited Solutions, Inc.
Mark Patterson
269-429-9761
Mark.Patterson@express-1.com
EXPRESS-1 EXPEDITED SOLUTIONS REPORTS 123% REVENUE GROWTH
DURING SECOND QUARTER OF 2008
SAINT JOSEPH, Mich. — August 7, 2008 — Express-1 Expedited Solutions, Inc. today reported its earnings for the second quarter, ended June 30, 2008.
Express-1 Expedited Solutions, one of the nation’s fastest growing providers of premium transportation services, including ground expedited, domestic and international freight forwarding, premium freight brokerage and dedicated expedite delivery, reported a 123% increase in revenue during the second quarter of 2008 versus the same period in 2007. Revenues grew dramatically to $30.9 million during the quarter, compared to $13.8 million during the same period in the prior year. The January 2008 acquisition of Concert Group Logistics contributed $14.4 million of this increase. During the quarter, the Company’s Express-1 operations expanded revenues by 16% over the same period in 2007. The Company’s other business units, Express-1 Dedicated and Bounce Logistics also contributed to the record year-over-year increase in revenues. Express-1 Expedited Solutions, Inc. continues to grow at a healthy pace, even in the face of the current soft transportation market.
During the second quarter of 2008, income from operations increased by 11% to $1,416,000 versus $1,272,000 for the same period of 2007. Net income improved 2.7% and represented $774,000 or $0.02 per diluted share for the second quarter of 2008 compared to $754,000 or $0.03 per diluted share for the same period in 2007.
     CEO, Mike Welch stated, “Throughout the second quarter of 2008, we were faced with many challenges. The overall demand for expedited transportation was down, trip count dropped roughly 7% year over year for the first six-months of 2008, according to Stuart Sutton, President of GPSNet Technologies, Inc. GPSNet provides software to over 300 expedited transportation companies in the U.S. and Canada. The domestic auto industry was in turmoil with multiple plant closings due to an extended strike at a leading automotive supplier; the cost of fuel was up over 50% from the same time last year; and bankruptcies within the trucking industry are at record levels. The second quarter of 2008 was one of the most challenging economies in memory. In spite of this, our company continued to grow and generate an increasing level of profitability. Our model works and we’re pleased with the efforts of our people and the opportunity to serve our customers.”
     Welch added: “Express-1 had fantastic growth in a down automotive environment; this growth was augmented by solid gains in the agricultural and 3PL markets. Concert Group Logistics continued to expand its station network and increased its revenue and profitability while absorbing the interest and amortization expense associated with its purchase. CGL’s international business accounted for over 23% of their second quarter sales, which will help drive future growth. Bounce Logistics is a success by any standard. During the second quarter, Bounce successfully grew its revenue base to a size that should allow it to exceed our full year expectations. Express-1 Dedicated continues to provide exceptional service and return a good level of profitability. We’re faring well within this economy and have positioned ourselves for growth and strong profitability when demand shifts.”
Chief Financial Officer Mark Patterson said, “The Company absorbed some charges in the second quarter that we do not expect to be on-going for the balance of 2008. These charges include costs associated with the CGL Customer Appreciation event, the annual CGL station owners meeting and some additional Bounce start-up costs. Combined, the overall impact of these activities was approximately $250,000 during the second quarter.

In addition, the CGL results continue to reflect the full burden of the CGL purchase, with $100,000 of amortization and $76,000 of interest charges being recorded within the CGL statements during the second quarter. Our back-office expenses continue to grow at a rate that is much slower than that for our top-line and we are optimistic that when the recent downward trend in pricing reverses we will experience significant operating leverage. Increasing by 57% during the second quarter, our SG&A expenses grew at less than half the rate of increase within our revenue. All of our managers and employees remain focused on controlling our costs in the face of this soft economy. We are proud of the commitment from our team.”
Outlook
“Looking towards the end of 2008, our Presidents continue to be focused on delivering results that meet or exceed the targets we’ve established. Jeff Curry at Express-1, Brian Glaser at Express-1 Dedicated, Gerry Post at Concert Group Logistics and Tim Hindes at Bounce Logistics each lead a team of professionals that are committed to continuing the momentum we’ve established over the past eleven quarters. Our non-asset based business model has proven itself over many years and in all types of economic climates. We remain on target to deliver the results we committed to deliver at the start of 2008. By remaining focused on our model and our goals, we should be able to continue growing our company and our profits,” stated Welch.
Conference Call/Webcast Information
Management will conduct a conference call August 7, 2008 at 10:00 a.m. Eastern to discuss the Company’s second quarter financial results. Those interested in accessing a live or archived Webcast of the call should visit the Company’s Website at www.express-1.com. Those wishing to take part in the live teleconference call can dial 201-689-8049 (International) or 877-407-9210. A playback will be available through midnight on August 14, 2008. To listen to the playback, please call 877-660-6853. Use account number 286 and conference ID number 291001.
About Express-1 Expedited Solutions, Inc.
Express-1 Expedited Solutions, Inc. is a non-asset based services organization focused on premium transportation through its business segments, Express-1, Inc. (Buchanan, Michigan), Concert Group Logistics, Inc. (Downers Grove, Illinois), Express-1 Dedicated, Inc. (Evansville, Indiana), and Bounce Logistics, Inc. (South Bend, Indiana). These segments are focused on premium services that include: same-day, time-sensitive and dedicated transportation as well as domestic and international freight forwarding. Serving more than 2,000 customers, the Company’s premium transportation offerings are provided through one of five operations centers; Buchanan, Michigan; Evansville, Indiana; Toledo, Ohio; South Bend, Indiana and Downers Grove, Illinois. The operations are handled by experienced inside sales staff using the latest in industry software. The Company services customers throughout the lower 48 states and portions of Canada and Mexico. The Company’s operating model can be described as non-asset or asset light, with independent contractors fulfilling the trucking services for most of its shipments, and independently owned stations managing the services of its freight-forwarding network. Express-1 Expedited Solutions, Inc. is publicly traded on the American Stock Exchange under the symbol XPO. For more information about the Company, visit www.express-1.com.
Forward-Looking Statements
This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: that our recent reorganization fails to result in projected operating efficiencies; the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with customers, whether due to competition or other factors; the inability to comply with regulatory requirements governing our business operations; and to the general risks associated with our businesses.
In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Express-1 Expedited Solutions, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$1,348,000	$800,000
Accounts receivable, net of allowances of $178,000 and $77,000, respectively	17,067,000	5,663,000
Prepaid expenses	367,000	492,000
Other current assets	875,000	149,000
Deferred tax asset, current	1,231,000	1,549,000

Total current assets	20,888,000	8,653,000
Property and equipment, net of $2,034,000 and $1,734,000 in accumulated depreciation, respectively	3,077,000	2,312,000
Goodwill	16,040,000	7,737,000
Identified intangible assets, net of $1,486,000 and $1,279,000 in accumulated amortization, respectively	6,747,000	3,950,000
Loans and advances	84,000	104,000
Deferred tax asset, long term	—	377,000
Other long term assets	1,294,000	591,000

Total assets	48,130,000	23,724,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,707,000	$892,000
Accrued salaries and wages	805,000	660,000
Accrued acquisition earnouts	—	2,210,000
Accrued expenses, other	2,183,000	861,000
Current maturities of long term debt	1,250,000	50,000
Other current liabilities	1,057,000	199,000

Total current liabilities	13,002,000	4,872,000

Line of credit	7,624,000	—
Notes payable and capital leases, net of current maturities	2,010,000	34,000
Deferred tax liability, long term	250,000	—
Other long-term liabilities	564,000	616,000

Total long-term liabilities	10,448,000	650,000

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares no shares issued or outstanding	—	—
Common stock, $.001 par value; 100,000,000 shares authorized; 31,999,536 and 27,008,768 shares issued and 31,819,536 and 26,828,768 shares outstanding	32,000	27,000
Additional paid-in capital	26,208,000	21,152,000
Accumulated deficit	(1,453,000)	(2,870,000)
Treasury stock, at cost, 180,000 shares held	(107,000)	(107,000)

Total stockholders’ equity	24,680,000	18,202,000

	$48,130,000	$23,724,000

*The Company is currently awaiting the results of an independent valuation of the assets purchased in the Concert Group Logistics transaction. At this time, the Company has estimated the value of the intangibles created in the transaction to be $3.0 million. Based upon the results of this independent valuation, this amount could change. The valuation is anticipated to be completed during the third quarter of 2008.

Express-1 Expedited Solutions, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Revenues
Operating revenue	$30,925,000	$13,842,000	$55,931,000	$25,335,000

Expenses
Operating expenses	25,985,000	10,328,000	46,565,000	18,801,000

Gross margin	4,940,000	3,514,000	9,366,000	6,534,000

Sales, general and administrative expense	3,524,000	2,242,000	6,804,000	4,492,000

Income from operations	1,416,000	1,272,000	2,562,000	2,042,000
Other expense	12,000	27,000	15,000	34,000
Interest expense	99,000	34,000	179,000	58,000

Income before income tax provision	1,305,000	1,211,000	2,368,000	1,950,000
Income tax provision	531,000	457,000	951,000	735,000

Net income	$774,000	$754,000	$1,417,000	$1,215,000

Earnings per common share
Basic income per common share	0.02	0.03	0.05	0.05
Diluted income per common share	0.02	0.03	0.05	0.04

Weighted average common shares outstanding
Basic weighted average common shares outstanding	31,723,787	26,706,100	30,883,946	26,574,016
Diluted weighted average common shares outstanding	32,067,972	27,509,728	31,275,223	27,365,538
Included within the expenses above are depreciation and amortization of $317,000 and $220,000 for the three-month periods ended June 30, 2008 and 2007, respectively, and $559,000 and $451,000 for the six-month periods ended June 30, 2008 and 2007, respectively.

Express-1 Expedited Solutions, Inc.
Summary Financial Table

					Percent of Total
	Three Months Ended June 30,		Quarter to Quarter Change		Segment Revenues
	2008	2007	In Dollars	In Percentage	2008	2007

Revenues
Express-1	$14,609,000	$12,575,000	$2,034,000	16.2%	47.2%	90.8%
Express-1 Dedicated	1,250,000	1,267,000	(17,000)	–1.3%	4.0%	9.2%
Concert Group Logistics	14,492,000	—	14,492,000	—	46.9%	—
Bounce Logistics	1,045,000	—	1,045,000	—	3.4%	—
Intercompany Eliminations	(471,000)	—	(471,000)	—	–1.5%	—

Total Revenues	30,925,000	13,842,000	17,083,000	123.4%	100.0%	100.0%

Direct Expenses
Express-1	11,250,000	9,290,000	1,960,000	21.1%	36.3%	67.1%
Express-1 Dedicated	1,060,000	1,038,000	22,000	2.1%	3.4%	7.5%
Concert Group Logistics	13,232,000	—	13,232,000	—	42.8%	—
Bounce Logistics	914,000	—	914,000	—	3.0%	—
Intercompany Eliminations	(471,000)	—	(471,000)	—	–1.5%	—

Total Direct Expenses	25,985,000	10,328,000	15,657,000	151.6%	84.0%	74.6%

Gross Margin
Express-1	3,359,000	3,285,000	74,000	2.3%	10.9%	23.7%
Express-1 Dedicated	190,000	229,000	(39,000)	–17.0%	0.6%	1.7%
Concert Group Logistics	1,260,000	—	1,260,000	—	4.1%	—
Bounce Logistics	131,000	—	131,000	—	0.4%	—

Total Gross Margin	4,940,000	3,514,000	1,426,000	40.6%	16.0%	25.4%

Selling, General & Administrative
Express-1	1,919,000	1,729,000	190,000	11.0%	6.3%	12.5%
Express-1 Dedicated	135,000	127,000	8,000	6.3%	0.4%	0.9%
Concert Group Logistics	865,000	—	865,000	—	2.8%	—
Bounce Logistics	198,000	—	198,000	—	0.6%	—
Corporate	407,000	386,000	21,000	5.4%	1.3%	2.8%

Total Selling, General & Administrative	3,524,000	2,242,000	1,282,000	57.2%	11.4%	16.2%

Income From Operations
Express-1	1,440,000	1,556,000	(116,000)	–7.5%	4.6%	11.2%
Express-1 Dedicated	55,000	102,000	(47,000)	–46.1%	0.2%	0.7%
Concert Group Logistics	395,000	—	395,000	—	1.3%	—
Bounce Logistics	(67,000)	—	(67,000)	—	–0.2%	—
Corporate	(407,000)	(386,000)	(21,000)	5.4%	–1.3%	–2.8%

Total Income From Operations	1,416,000	1,272,000	144,000	11.3%	4.6%	9.2%

Interest Expense	99,000	34,000	65,000	—	0.3%	—
Other Expense	12,000	27,000	(15,000)	–55.6%	0.0%	0.2%

Income Before Tax	1,305,000	1,211,000	94,000	7.7%	4.2%	8.7%

Tax Provision	531,000	457,000	74,000	16.2%	1.7%	3.3%

Total Net Income	$774,000	$754,000	$20,000	2.7%	2.5%	5.4%

Express-1 Expedited Solutions, Inc.
Summary Financial Table

					Percent of Total
	Six Months Ended June 30,		Year to Year Change		Segment Revenues
	2008	2007	Change	% Change	2008	2007

Revenues
Express-1	$27,777,000	$22,850,000	$4,927,000	21.6%	49.7%	90.2%
Express-1 Dedicated	2,540,000	2,485,000	55,000	2.2%	4.5%	9.8%
Concert Group Logistics	24,963,000	—	24,963,000	—	44.6%	—
Bounce Logistics	1,228,000	—	1,228,000	—	2.2%	—
Intercompany Eliminations	(577,000)	—	(577,000)	—	–1.0%	—

Total Revenues	55,931,000	25,335,000	30,596,000	120.8%	100.0%	100.0%

Direct Expenses
Express-1	21,305,000	16,840,000	4,465,000	26.5%	38.2%	66.5%
Express-1 Dedicated	2,034,000	1,961,000	73,000	3.7%	3.6%	7.7%
Concert Group Logistics	22,716,000	—	22,716,000	—	40.6%	—
Bounce Logistics	1,087,000	—	1,087,000	—	1.9%	—
Intercompany Eliminations	(577,000)	—	(577,000)	—	–1.0%	—

Total Direct Expenses	46,565,000	18,801,000	27,764,000	147.7%	83.3%	74.2%

Gross Margin
Express-1	6,472,000	6,010,000	462,000	7.7%	11.5%	23.7%
Express-1 Dedicated	506,000	524,000	(18,000)	–3.4%	0.9%	2.1%
Concert Group Logistics	2,247,000	—	2,247,000	—	4.0%	—
Bounce Logistics	141,000	—	141,000	—	0.3%	—

Total Gross Margin	9,366,000	6,534,000	2,832,000	43.3%	16.7%	25.8%

Selling, General & Administrative
Express-1	3,778,000	3,470,000	308,000	8.9%	6.7%	13.7%
Express-1 Dedicated	265,000	287,000	(22,000)	–7.7%	0.5%	1.1%
Concert Group Logistics	1,608,000	—	1,608,000	—	2.9%	—
Bounce Logistics	334,000	—	334,000	—	0.6%	—
Corporate	819,000	735,000	84,000	11.4%	1.5%	2.9%

Total Selling, General & Administrative	6,804,000	4,492,000	2,312,000	51.5%	12.2%	17.7%

Income From Operations
Express-1	2,694,000	2,540,000	154,000	6.1%	4.9%	10.0%
Express-1 Dedicated	241,000	237,000	4,000	1.7%	0.4%	0.9%
Concert Group Logistics	639,000	—	639,000	—	1.1%	—
Bounce Logistics	(193,000)	—	(193,000)	—	–0.3%	—
Corporate	(819,000)	(735,000)	(84,000)	11.4%	–1.5%	–2.9%

Total Income From Operations	2,562,000	2,042,000	520,000	25.5%	4.6%	8.1%

Interest Expense	179,000	58,000	121,000	208.6%	0.3%	0.2%
Other Expense	15,000	34,000	(19,000)	–55.9%	0.0%	0.1%

Income Before Tax	2,368,000	1,950,000	418,000	21.4%	4.2%	7.7%

Tax Provision	951,000	735,000	216,000	29.4%	1.7%	2.9%

Total Net Income	$1,417,000	$1,215,000	$202,000	16.6%	2.5%	4.8%